December 5, 2008

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bank to Offer Increased Deposit Insurance Under FDIC Program
Program Provides Full FDIC Coverage on Noninterest-Bearing Deposit Accounts
Regardless of Balance

Springfield, Mo. - Great Southern Bank announced today that it has elected to participate in the Federal Deposit Insurance Corporation's (FDIC) Transaction Account Guarantee Program. By participating in this program, Great Southern is purchasing additional FDIC insurance coverage for its customers. Great Southern customers with noninterest-bearing deposit accounts, Lawyer's Trust Accounts or IOLTA's, and NOW accounts paying interest at a rate less than 0.50 percent will be fully insured by the FDIC regardless of the account balance, through December 31, 2009. Coverage under the Transaction Account Guarantee Program is in addition to and separate from the coverage available under the FDIC's general deposit insurance rules, which was recently increased from $100,000 to $250,000 per depositor.

Great Southern President and CEO Joseph W. Turner commented, "These recessionary times are putting pressure and increased worry on our customers and local businesses. We understand these concerns and we are as committed as ever in our 85-year history to be there for our customers and provide the banking services they need. This additional coverage on these transaction accounts will provide added peace of mind and security."

The Transaction Account Guarantee Program is a part of the FDIC's Temporary Liquidity Guarantee (TLG) Program finalized on November 26, 2008. The TLG Program consists of two basic components: (1) the Transaction Account Guarantee Program described above and (2) the Debt Guarantee Program, through which the FDIC guarantees newly issued senior unsecured debt of banks and thrifts. Great Southern has elected to participate in both components of the program. The Company has no senior unsecured debt currently outstanding; however, the Debt Guarantee Program could be utilized in the future.

With total assets of $2.5 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 39 retail banking centers and 170 ATMs throughout southwest, west and central Missouri. The company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., and St. Louis. Great Southern Bancorp, Inc. is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.greatsouthernbank.com

Forward-Looking Statements

When used in future filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result" "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.